EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (Registration No. 333-132399), Form S-1 (Registration No. 333-87218) and Form S-1 (Registration No. 333-137802) of PHL Variable Insurance Company of our report dated March 30, 2009 relating to the financial statements which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

March 30, 2009